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                                                                    EXHIBIT 32.1

PHOTON DYNAMICS, INC.

CERTIFICATIONS PURSUANT TO
18 U.S.C. Section 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Photon Dynamics, Inc. (the "Company") for the fiscal year ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof and to which this Certification is attached as Exhibit 32.1 (the "Report"), and pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C.
Section 1350), Jeffrey A. Hawthorne, President and Chief Executive Officer of the Company, and Richard Okumoto, Chief Financial Officer and Secretary of the Company, each hereby certifies, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 14, 2004

/s/ JEFFREY A. HAWTHORNE                  /s/ RICHARD OKUMOTO
-------------------------------------     -------------------------------------
JEFFREY A. HAWTHORNE                      RICHARD OKUMOTO
PRESIDENT AND CHIEF EXECUTIVE OFFICER     CHIEF FINANCIAL OFFICER AND SECRETARY

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.